UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2008

VERILINK CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-28562	94-2857548
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South Johnstone, Suite 501
Bartlesville, Oklahoma 74003
(Address of principal executive offices / Zip Code)

(918) 336-1773
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.03 Bankruptcy or Receivership

On April 9, 2006, Verilink Corporation, a Delaware corporation (the “Company” or “Verilink” or “Debtor”) and its subsidiary Larscom Incorporated, a Delaware corporation (the “Subsidiary” or “Larscom”), filed Voluntary Petitions for Relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Alabama (the “Court”), Case numbers 06-50866 and 06-80567 (the “Case” or “Cases”).

On December 7, 2006, the Company submitted the Second Amended Joint Plan of Reorganization (the “Plan”) to the Court for consideration. On January 31, 2007, the Court issued the Order Confirming Second Amended Joint Plan of Reorganization by the Debtors on December 7, 2006, that confirmed the Second Amended Joint Plan in its entirety.  The major requirement of the Plan requires the Reorganized Verilink to pursue a Business Combination as described in the Disclosure Statement, as previously disclosed in the 8-K filed on May 3, 2008.  If a Business Combination is achieved within six (6) months of the Effective Date (or up to one (1) year from the Effective Date if the Debtors seek such an extension), the Reorganized Verilink will receive a discharge of its debts.

On January 17, 2008, the Bankruptcy Court Ordered the deadlines set forth in the Plan to be completed on or before May 13, 2008.  The Order authorized the Liquidating Trustee to extend the May 13, 2008 deadline for an additional three-month period, until August 13, 2008 without requiring further permission from the Court.

On May 13, 2008, the Company received notification from the Liquidating Trustee that the Company was granted a three-month extension to complete the Business Combination.  The Company was unable to meet the May 13, 2008 deadline due to delinquent reports with the SEC.  The Company is in the process of working with our auditors at Malone & Bailey, PC to file the delinquent reports.

A FAILURE TO COMPLETE A BUSINESS COMBINATION BY THE AUGUST 13, 2008 DEADLINE MAY RESULT IN THE STOCK OF VERILINK BEING DEEMED WORTHLESS.

 THERE ARE NO ASSURANCES THAT THE LIQUIDATING TRUSTEE WILL GRANT AN EXTENSION BEYOND THE AUGUST 13, 2008, DEADLINE.  EVEN IF THETRUSTEE GRANTS AN ADDITIONAL THREE-MONTH EXTENSION, THE COMPANY MAY NOT BE ABLE TO MERGE BEFORE THE EXTENSION DEADLINE.  AS A RESULT OF THE COMPANY’S FAILURE TO ENTER A BUSINESS COMBINATION WITHIN THE DEADLINE WILL RESULT IN YOU OWNING VALUELESS STOCK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERILINK CORPORATION
(Registrant)

Dated: May 14, 2008	By:	/s/ James Ditanna

	Name:	James Ditanna
	Title:	President